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                                                                    EXHIBIT 10.6

                                    FORM OF
                                  PROPEL, INC.
                           EMPLOYEE MATTERS AGREEMENT


          This Employee Matters Agreement ("Agreement") is entered into on ______________, 2000 by and among Motorola, Inc., a Delaware corporation ("Motorola"), and Propel, Inc., a Delaware corporation ("Propel" and together with Motorola, the "Parties").

          WHEREAS, the Parties have entered into the Master Separation Agreement dated _________, 2000 (the "Separation Agreement") providing for, among other things, the transfer from Motorola to Propel of the Propel Business (as defined in the Separation Agreement); and

          WHEREAS, certain persons who work in or are assigned to the Propel Business who are directly employed by Motorola or its Affiliates shall become employees of Propel or its Affiliates pursuant to this Agreement or pursuant to the operation of local laws; and

          WHEREAS, the Parties hereto wish to set forth their agreement as to certain matters regarding the treatment of, and the employee benefits provided to, the employees of Propel;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and the Separation Agreement, the Parties agree as follows:

I.   DEFINITIONS

          Except as otherwise expressly provided herein, all capitalized terms used herein shall have the respective meanings assigned to them in the Separation Agreement. In addition, the following terms, as used herein, shall have the following meanings:

          1.1 "EFFECTIVE DATE" shall have the meaning ascribed to it in the Master Separation Agreement and for purposes of this Agreement shall commence at 12:01 a.m. on that date.

          1.2 "NON-U.S. PROPEL EMPLOYEE" shall mean each person who is (i) an employee of Motorola or its Affiliates, (ii) assigned to the Propel Business, and (iii) on a non-U.S. payroll immediately prior to the Effective Date, including all persons on approved personal leave, long-term disability leave, short-term disability leave or workers' compensation-related leave immediately prior to the Effective Date. Each such person shall be listed on Appendix A-3.


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          1.3  "PROPEL EMPLOYEE" shall include all U.S. Propel Employees, U.S.
Propel Inactive Employees and Non-U.S. Propel Employees, other than Phoebe Wood.

          1.4 "U.S. PROPEL EMPLOYEE" shall mean each person who is (i) an employee of Motorola or its Affiliates, (ii) assigned to the Propel Business, and (iii) on a U.S. payroll immediately prior to the Effective Date, including all persons on approved personal leave other than long-term disability leave, short-term disability leave or workers' compensation-related leave immediately prior to the Effective Date, other than Phoebe Wood. Each such person shall be listed on Appendix A-1.

          1.5  "U.S. PROPEL INACTIVE EMPLOYEE" shall mean each person who is
(i) an employee of Motorola or its Affiliates, (ii) assigned to the Propel Business, (iii) on a U.S. payroll immediately prior to the Effective Date, but is absent from active service with Motorola or its Affiliates by reason of such employee's being on short-term disability, long-term disability or workers' compensation-related leave immediately prior to the Effective Date, other than Phoebe Wood. Each such person shall be listed on Appendix A-2.

II.  U.S. PROPEL EMPLOYEE MATTERS

          2.1 U.S. PROPEL EMPLOYEES. On the Effective Date, Propel will hire each person listed on Appendix A-1, which persons have received and accepted offers of employment from Propel.

          2.2 COMPENSATION. As of the Effective Date, Propel will commence compensating each U.S. Propel Employee at an annual base wage or base salary rate which is not less than that provided by Motorola or its Affiliate, as applicable, immediately prior to the Effective Date. Propel shall maintain the employee benefit plans and programs set forth on Appendix B-1 for a period of two years following the Effective Date, which employee benefit plans and programs are substantially comparable to the comparable Motorola plans and programs.

          2.3 CONTINUED EMPLOYMENT; SEVERANCE. For a period of one year following the Effective Date, Propel will use its commercially reasonable efforts to continue to provide employment for the U.S. Propel Employees. Notwithstanding the foregoing, if Propel determines in good faith that any U.S. Propel Employee fails to meet Propel's performance standards, Propel will no longer be obligated to provide such employment. If any U.S. Propel Employee is terminated by Propel (other than for Cause, as such term is defined below) within one year of the Effective Date, Propel will provide such employee with a severance payment consistent with the terms and conditions set forth on Appendix
C. Propel shall recognize service with Motorola or any of its Affiliates based on Motorola's service club dates for purposes of calculating such severance payment. For purposes of this Agreement, "Cause" shall mean poor performance or any misconduct identified as a ground for termination in Propel's human resources policies, code of business conduct or other written policies or procedures.


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          2.4  VACATION.

               (a) On the Effective Date, Propel shall assume and on a timely basis shall perform, satisfy and discharge all liabilities with respect to vacation of the U.S. Propel Employees. Propel shall continue to apply the vacation policy of Motorola that is in effect immediately prior to the Effective Date for at least the remainder of the calendar year in which the Effective Date occurs, so that each U.S. Propel Employee shall be entitled to use any vacation time or receive any vacation pay to which he or she would otherwise be entitled for that calendar year under the vacation policy of Motorola applicable immediately prior to the Effective Date. Propel shall recognize service with Motorola and any of its Affiliates for purposes of determining an individual's entitlement to vacation. Motorola shall not, as the result of entering into this Agreement, be required to pay out accrued vacation to any U.S. Propel Employee or be required to reimburse Propel for any such payment.

               (b) With respect to each U.S. Propel Employee who participates in the Motorola "Attendance Bonus Plan," on the payroll date immediately following the Effective Date, Motorola shall make a cash lump sum payment to such U.S. Propel Employee with respect to such Employee's accrued benefit under that plan, which payment shall be subject to customary withholding for federal, state and local taxes.

          2.5 RESPONSIBILITY FOR EMPLOYEES. For U.S. Propel Employees, Propel shall assume and thereafter pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of Motorola and any of its Affiliates including, without limitation, any and all claims of employment discrimination under any local, state, or federal law or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990; and Section 510 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which liabilities, responsibilities and obligations are incurred as the result of incidents incurred on or after the Effective Date, regardless of whether claims are made or reported on or after the Effective Date. To the extent that Propel cannot directly assume any liability, responsibility or obligation, and Motorola or any employee benefit plan maintained by Motorola thereby directly or indirectly incurs costs, liabilities or obligations, Propel shall reimburse or indemnify Motorola for any and all such costs and liabilities immediately upon the demand of Motorola. Motorola shall remain liable and shall pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of Motorola and any of its Affiliates including, without limitation, any and all claims of employment discrimination under any local, state, or federal law or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act of 1990; and Section 510 of ERISA, which liabilities, responsibilities and obligations are incurred as the result of incidents incurred prior to the Effective Date, regardless of whether claims are made or reported as of the Effective Date.


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          2.6  U.S. EMPLOYEES ON LEAVE.

               (a) Any U.S. Propel Inactive Employee shall be terminated by Motorola and hired by Propel effective upon such person's ability to return to active full-time or part-time service as determined under the applicable Motorola disability plan; provided, that, for the period prior to such return to active service, such person shall remain a Motorola employee, covered under the employee benefit plans sponsored by Motorola and Motorola shall remain responsible for all employee benefit obligations accrued or incurred by or payable to such person during such period, and the rights of any such person and his dependents with respect to employment, compensation and benefits shall be determined by the terms and conditions of employment applicable immediately prior to the Effective Date and the terms of the employee benefit plans maintained by Motorola immediately prior to the Effective Date (as they may be amended from time to time by Motorola). Motorola shall inform Propel within a reasonable period of time of the ability of a U.S. Propel Inactive Employee to return to work.

               (b) As of the date of hire by Propel, such U.S. Propel Inactive Employee shall become a U.S. Propel Employee and shall receive or be entitled to all of the benefits of this Agreement provided to the U.S. Propel Employees who were actively at work on the Effective Date, unless prohibited by law or the terms of a U.S. Propel Plan; provided that with respect to each such U.S. Propel Inactive Employee, Sections 2.2 through
     2.15 and Sections 4.1 through 4.5 and Sections 5.1 through 5.11 of this Agreement shall be read as if the date of hire were substituted for the Effective Date; provided further that Section 4.2 of this Agreement shall be further read as if the average high and low price as of the date of hire were substituted for the initial public offering price.

          2.7 SPONSORSHIP OF U.S. EMPLOYEE BENEFIT PLANS. Propel shall establish employee benefit plans in accordance with the terms of this Agreement and as set forth on Appendix B-1 (collectively, the "U.S. Propel Plans"). Propel shall, and shall cause its Affiliates to, honor and provide for payment of benefits and compensation under all U.S. Propel Plans in accordance with their terms, as amended from time to time, and subject to the terms of this Agreement. Propel shall pay the employer portion of any liabilities and expenses with respect to the U.S. Propel Plans.

          2.8 SERVICE CREDIT. Except as provided in Section 2.12 hereof, Propel shall, and shall cause its Affiliates to, provide each U.S. Propel Employee with full credit for service with Motorola, its Affiliates and the controlled group of companies (as defined in Section 414 of the Code) of which Motorola is a member or was a member for all purposes (other than pension benefit accrual) under the U.S. Propel Plans.


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          2.9  401(K) PLAN.

               (a) Immediately prior to the Effective Date, the U.S. Propel Employees shall cease to participate in the Motorola, Inc. 401(k) Profit Sharing Plan (the "Motorola 401(k) Plan") and shall be eligible to commence participation in the Propel 401(k) Savings and Retirement Plan (the "Propel 401(k) Plan") on the Effective Date.

               (b) As soon as is reasonably practicable following the Effective Date, Motorola shall cause a trust-to-trust transfer of account balances (including any outstanding loans) related to the U.S. Propel Employees and the U.S. Propel Inactive Employees from the Motorola 401(k) Plan to the Propel 401(k) Plan in accordance with the 401(k) Plan Transfer Agreement to be entered into between the Parties; provided, however, that such transfer shall not take place prior to January 1, 2001.

               (c) If, following the end of the 2000 Plan Year, Motorola determines that a Profit Sharing Contribution (as defined in the Motorola 401(k) Plan) is payable to the Motorola 401(k) Plan pursuant to the terms of the Motorola 401(k) Plan, then subject to all legal or other applicable limits, Motorola shall make a Profit Sharing Contribution to the Motorola 401(k) Plan in accordance with the terms of the Motorola 401(k) Plan and the pro rata share of such contribution attributable to the contributions of the U.S. Propel Employees (up to 6% of pay for the period of January 1, 2000 through the Effective Date) determined under Section 10.4(e) of the Motorola 401(k) Plan shall be directly transferred to the Propel 401(k) Plan no later than April 30, 2001 and shall be invested in accordance with the U.S. Propel Employees election in the Propel 401(k) Plan as of the date of transfer; provided that if such contributions are made prior to the transfer described in clause (b) above, such contributions shall be part of the trust-to-trust transfer and no separate transfer shall be made.

          2.10 MOTOROLA PENSION PLAN.

               (a) Immediately prior to the Effective Date, the U.S. Propel Employees shall cease to actively participate in the Motorola, Inc. Pension Plan (the "Motorola Pension Plan").

               (b) Motorola shall take any and all necessary action to cause the accrued benefits of all U.S. Propel Employees who are participants in the Motorola Pension Plan to become fully vested and nonforfeitable as of the date Propel ceases to be a Subsidiary (as defined in the Motorola Pension Plan). Notwithstanding any other provision of this Agreement to the contrary, Motorola shall take any and all necessary action to cause the accrued benefits for all U.S. Propel Inactive Employees to become fully vested and nonforfeitable on the later of (i) the date Propel ceases to be a Subsidiary (as defined in the Motorola Pension Plan) of Motorola, or (ii) the date each U.S. Propel Inactive Employee is hired by Propel in accordance with Section 2.6 hereof.

               (c) As soon as practicable after the date Propel ceases to be a Subsidiary (as defined in the Motorola Pension Plan) of Motorola, Motorola shall cause


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     the Motorola Pension Plan to (i) inform the U.S. Propel Employees who are participants in such plan of their rights thereunder; and (ii) permit the U.S. Propel Employees who participate in the portable portion of the Motorola Pension Plan to elect to take distributions from such plan. Propel shall cause the administrative committee of the Propel 401(k) Plan to take any and all necessary action to permit the U.S. Propel Employees, if requested by them, to roll over their distributions from the Motorola Pension Plan to the Propel 401(k) Plan.

          2.11 HEALTH AND DENTAL PLANS. As of the last day of the calendar month in which the Effective Date occurs, the U.S. Propel Employees shall cease to participate in the Motorola, Inc. Employee Medical Benefits Plan (the "Motorola Medical Plan") and the Motorola Employee Dental Benefits Plan (the "Motorola Dental Plan") and as promptly as possible after the Effective Date, but in no event later than the last day of the calendar month in which the Effective Date occurs, Propel shall provide each U.S. Propel Employee with the option to elect medical and dental coverage with benefit and employee cost sharing provisions which are comparable to those provided to such U.S. Propel Employee by Motorola immediately prior to the Effective Date and, with respect to the medical plan maintained by Propel, Propel shall waive any waiting period, pre-existing condition and actively-at-work requirements to the same extent that such period, conditions and/or requirements are not applicable to or have been satisfied by such U.S. Propel Employees immediately prior to the Effective Date under the Motorola Medical Plan. Motorola shall remain liable for all eligible expenses incurred by the U.S. Propel Employees under the Motorola Medical Plan and the Motorola Dental Plan prior to the Effective Date, whether or not such claims are reported on or after such date (but prior to the last date when such claims can be made under the applicable Motorola plans). Except as provided below, Propel shall be liable for all medical, dental, vision, hearing and prescription drug expenses incurred by the U.S. Propel Employees on and after the Effective Date. The medical plan maintained by Propel shall provide that any claims incurred before the Effective Date by a U.S. Propel Employee (and his dependents) during the calendar year of the Effective Date shall be taken into account for purposes of satisfying the applicable deductible, coinsurance and maximum out-of-pocket and benefit provisions of the Propel Medical Plans. Notwithstanding the foregoing, with respect to each U.S. Propel Employee who is, at the Effective Date, undergoing a series of dental treatments covered under the Motorola Dental Plan that require multiple appointments (excluding orthodontia) that will not otherwise be covered from the Effective Date by the Propel dental plan, the Motorola Dental Plan shall continue to cover such claims, provided that such treatments are performed within 30 days after the last day of the month in which the Effective Date occurs. An expense will be deemed incurred at the time the related services or material (including prescriptions) are rendered or provided. To the extent that a U.S. Propel Employee is covered under either the Motorola Medical Plan or the Motorola Dental Plan and the comparable Propel Plan, all claims shall first be made to the applicable Propel Plan.


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          2.12 RETIREE MEDICAL COVERAGE.

               (a) Motorola shall permit the persons listed on Appendix D-1 (and his or her eligible dependents) to enroll in the Motorola, Inc. Retiree Health Plan (the "Motorola Retiree Health Plan") as of the date such U.S. Propel Employee retires or terminates from employment with Propel. Motorola shall charge each such U.S. Propel Employee who does enroll in the Motorola Retiree Health Plan the retiree portion of the applicable premium, as determined by Motorola. Motorola and Propel shall cooperate to confirm the following information: the name, date of birth, years of service, age, and service club date for each person listed on Appendix D-1.

               (b) Motorola shall permit the persons listed on Appendix D-2 (and his or her eligible dependents) to enroll in the Motorola Retiree Health Plan as of the date such individual retires or terminates from employment with Propel if, as of such date, such individual has satisfied the eligibility requirements of the Motorola Retiree Health Plan. To the extent that Appendix D-2 contains any U.S. Propel Inactive Employee, this promise is contingent upon such person being hired by Propel directly upon his termination from Motorola without any break in service or service for an intermediate employer. Motorola shall charge each such U.S. Propel Employee who does enroll in the Motorola Retiree Health Plan the retiree portion of the applicable premium, as determined by Motorola. For purposes of the Motorola Retiree Health Plan, the employees listed on Appendix D-2 shall be given credit for service with Motorola, Propel and Propel's successors and Affiliates. Motorola and Propel shall cooperate to confirm the following information: the name, date of birth, years of service, age, service club date and qualifying date for each person listed on Appendix D-2.

               (c) Motorola shall cause a U.S. $10,000 bonus payment to be made to each person listed on Appendix D-3 in lieu of retiree medical coverage as soon as practicable following the Effective Date.

               (d) Notwithstanding any other provision of this Agreement, Motorola expressly reserves the right to amend, alter, or modify the terms of or terminate the Motorola Retiree Health Plan at any time and to interpret the provisions of that coverage, with respect to U.S. Propel Employees and all of its other current or former employees; provided, however, that unless rendered commercially impossible or prohibited by law or governmental regulations or rulings, Motorola shall provide the employees listed on Appendices D-1 and D-2 (upon satisfaction of the eligibility requirements) with retiree health benefits only to the same extent as available to similarly situated employees of Motorola who retire from Motorola on the same date that such U.S. Propel Employees terminate or retire from Propel or one of the controlled group of companies (as defined in Section 414 of the Code) of which Propel is a member. It is understood and agreed by the Parties that Motorola shall not be responsible or otherwise liable for the provision of post-retirement medical coverage to any other U.S. Propel Employee other than as described in this Section
     2.12. Propel shall have no obligation to establish successor plans to the Motorola Retiree Health Plan.


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          2.13 HEALTH REIMBURSEMENT PLAN AND DEPENDENT CARE PLAN. Immediately
preceding the Effective Date, the U.S. Propel Employees shall cease to participate in the 1996 Motorola Pre-Tax Health Reimbursement Plan and the 1997 Motorola Dependent Care Plan (the "Motorola Flexible Benefits Plans"). Motorola shall permit the U.S. Propel Employees to submit eligible claims incurred prior to the Effective Date to the Motorola Flexible Benefits Plans no later than March 31, 2001, and the Motorola Flexible Benefits Plans shall reimburse such eligible expenses in accordance with the terms of such plans. The 1996 Motorola Pre-Tax Health Reimbursement Plan shall not reimburse the U.S. Propel Employees for any claims incurred on or after the Effective Date. The 1997 Motorola Dependent Care Plan shall reimburse the U.S. Propel Employees for claims incurred during the 2000 calendar year on or after the Effective Date, up to the amounts residing in each individual U.S. Propel Employee's dependent care account as of the Effective Date. No contributions will be made to any U.S. Propel Employee's dependent care account following the Effective Date. As of the Effective Date, Propel shall provide each U.S. Propel Employee with the option to participate in plans which are comparable to the Motorola Flexible Benefits Plans.

          2.14 OTHER WELFARE PLANS. Immediately prior to the Effective Date, the U.S. Propel Employees and their dependents who participate in the Motorola life insurance plan, supplemental life-insurance plan, accidental death and dismemberment insurance plan, long-term disability plan, short-term disability plan, severance plans and tuition reimbursement plan and/or any other employee welfare benefit plan (as defined in Section 3(1) of ERISA) that is maintained by Motorola shall cease to actively participate in those plans, except as provided herein, and the U.S. Propel Employees and their dependents shall become eligible to participate in comparable plans maintained by Propel on the Effective Date.

          2.15 NONQUALIFIED PLANS. Immediately prior to the Effective Date, all U.S. Propel Employees who participate in the Motorola Supplemental Pension Plan shall cease to participate in such plan. Effective as of the Effective Date, Propel shall establish a nonqualified plan which shall provide benefits for eligible U.S. Propel Employees in excess of the benefits which may be provided under the Propel 401(k) Plan due to the limitations on compensation that may be taken into account pursuant to the provisions of the Code.

III. NON-U.S. PROPEL EMPLOYEE MATTERS

          3.1 NON-U.S. PROPEL EMPLOYEES. Wherever legally permissible, on the Effective Date, the Non-U.S. Propel Employees shall become (or in Israel, shall remain) employees of the applicable Propel Affiliate by operation of applicable local law and/or pursuant to the terms of any necessary transfer agreement relating to that jurisdiction. Where such transfer is not possible in the manner described in the previous sentence, the applicable Propel Affiliate shall offer Non-U.S. Propel Employees employment in accordance with the procedures required by applicable local law to effectuate their employment with the appropriate Propel Affiliate commencing on the Effective Date.


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          3.3  COMPENSATION.

               (a) As of the Effective Date, Propel shall cause the applicable Propel Affiliate to (i) commence compensating each Non-U.S. Propel Employee at an annual base wage or salary which is not less than that provided by the applicable Motorola Affiliate immediately prior to the Effective Date, and (ii) provide such employees with terms and conditions of employment, including employee benefit plans and programs, that are substantially similar, in the aggregate, to the terms and conditions of such employees' employment provided by the applicable Motorola Affiliates immediately prior to the Effective Date. Appendix B-2 sets forth certain terms and conditions of employment and material employee benefit plans for employees in the applicable Motorola Affiliate immediately prior to the Effective Date. Though not necessarily a fully comprehensive list, Appendix B-2 shall be considered as a reference point for purposes of determining whether terms and conditions and employee benefit plans are substantially similar, in the aggregate, as required by this Section. Propel shall cause each Propel Affiliate to maintain such employee benefit plans, including any government-mandated employee benefit plans, as shall be required by applicable law.

               (b) In jurisdictions where applicable law would require any of Propel's Affiliates to offer continued employment as of the Effective Date to Non-U.S. Propel Employees on specific terms and conditions that are determined by comparison to the terms and conditions provided by the applicable Motorola Affiliate to such Non-U.S. Propel Employees immediately prior to the Effective Date in order to avoid liability for severance or other termination compensation or damages, and under applicable law, such Non-U.S. Propel Employee is or becomes entitled to severance, other termination compensation or benefits on or after the Effective Date for which Motorola is held liable or Motorola or its Affiliates is or are subject to damages as a result of the failure of the terms of such offer of employment to comply with applicable law, the applicable Propel Affiliate will be responsible for, and will indemnify, Motorola and its Affiliates from and against, payment of such severance compensation, benefits, and/or damages to such Non-U.S. Propel Employees.

               (c) In those jurisdictions where Motorola's Affiliates have historically followed a practice of paying non-incentive salary bonuses to their employees or such bonuses are required by applicable law, Motorola shall cause its applicable Affiliates to pay the pro rata portion of all such bonuses to which a Non-U.S. Propel Employee is entitled for the period beginning on the first day of the applicable accrual period and ending on the day immediately prior to the Effective Date to such Non-U.S. Propel Employee, which payment shall be made within a reasonable period of time following payment of such amounts to employees of the applicable Motorola Affiliate, but only to the extent that Motorola has not already transferred an accrual or other funding mechanism to meet such obligation. In the event an accrual is transferred, Propel shall pay such non-incentive salary bonus to the full extent of the accrual. For purposes of this Agreement, non-incentive salary bonuses for Non-U.S. Propel Employees shall include any payments made to such employees in cash (other than for salary) during each


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     calendar year including, but not limited to the following: Christmas bonus;
     13th month payment bonus; vacation premium bonus; savings fund bonus; and profit sharing bonus.

          3.4 CONTINUED EMPLOYMENT; SEVERANCE. For a period of one year following the Effective Date, Propel shall cause its Affiliates to use their commercially reasonable efforts to continue to provide employment for the Non-U.S. Propel Employees. Notwithstanding the foregoing, if any Propel Affiliate determines in good faith that any Non-U.S. Propel Employee fails to meet the performance standards of such Propel Affiliate, the applicable Propel Affiliate will no longer be obligated to provide such employment. If any Non-U.S. Propel Employee is terminated by any Propel Affiliate (other than for Cause, as such term is defined in Section 2.3, or under applicable law) within one year of the Effective Date, Propel shall cause the applicable Affiliate to provide such employee with a severance payment consistent with the terms and conditions set forth on Appendix C or, if a higher amount, as required by applicable law. Propel shall cause its Affiliates to recognize service with Motorola or any of its Affiliates based on Motorola's service club dates for purposes of calculating such severance payment.

          3.5 VACATION. On the Effective Date, Propel shall cause its Affiliates to assume and on a timely basis shall perform, satisfy and discharge all liabilities with respect to the vacation of the Non-U.S. Propel Employees. Propel shall cause its Affiliates to continue to apply the vacation policy of the applicable Motorola Affiliate that is in effect immediately prior to the Effective Date for at least the remainder of the calendar year in which the Effective Date occurs, so that each Non-U.S. Propel Employee shall be entitled to use any vacation time or receive any vacation pay to which he or she would otherwise be entitled for that calendar year under the vacation policy of the applicable Motorola Affiliate applicable immediately prior to the Effective Date. Propel shall cause its Affiliates to recognize service with the applicable Motorola Affiliate for purposes of determining an individual's entitlement to vacation. Motorola and its Affiliates shall not, as the result of entering into this Agreement, be required to pay out accrued vacation to any Non-U.S. Propel Employee, except as required by applicable law, or be required to reimburse Propel for any such payment.

          3.6 RESPONSIBILITY FOR EMPLOYEES. For Non-U.S. Propel Employees, Propel shall cause its Affiliates to assume and thereafter pay, perform and discharge any and all employment, compensation and employee benefit liabilities, responsibilities and obligations of the applicable Motorola Affiliate including, without limitation, any and all claims under applicable law which liabilities, responsibilities and obligations are incurred as the result of incidents incurred on or after the Effective Date, regardless of whether claims are made or reported on or after the Effective Date. To the extent that the applicable Propel Affiliate cannot directly assume any liability, responsibility or obligation, and Motorola and its Affiliates or any employee benefit plan maintained by Motorola or its Affiliates thereby directly or indirectly incurs costs, liabilities or obligations, the applicable Propel Affiliate shall reimburse or indemnify Motorola and its Affiliates for any and all such costs and liabilities immediately upon the demand of Motorola.


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

          3.7  SPONSORSHIP OF NON-U.S. EMPLOYEE BENEFIT PLANS.

               (a) Propel shall cause its Affiliates to establish (or in the case of Israel, maintain) employee benefit plans outside of the U.S. in accordance with the terms of this Agreement and applicable law (collectively, the "Non-U.S. Propel Plans"). Propel shall, and shall cause its Affiliates to, honor and provide for payment of benefits and compensation under all Non-U.S. Propel Plans in accordance with their terms, as amended from time to time, and subject to the terms of this Agreement. Propel shall cause its Affiliates to pay the employer portion of any liabilities and expenses with respect to the Non-U.S. Propel Plans.

               (b) Immediately prior to the Effective Date, Motorola and/or its Affiliates shall cease all responsibility or liability with respect to coverage for any Non-U.S. Propel Employee under any pension, retirement, medical, dental, disability, severance, life insurance, accident insurance or other retirement or welfare benefit plan, program or policy which is maintained by Motorola or any of its Affiliates. To the extent such coverages are permitted to cease under applicable law, they shall do so immediately prior to the Effective Date. To the extent such coverages continue under applicable law, Propel shall indemnify Motorola and its Affiliates and reimburse them for any and all expenses incurred under the said plans on or after the Effective Date.

               (c) As of the Effective Date, each Non-U.S. Propel Employee shall be provided by the applicable Propel Affiliate with employee benefit plan coverages which are substantially similar in the aggregate (or which protect the employees' actual terms and conditions of employment), to the maximum extent required by applicable law and which are, in the reasonable judgment of Propel, appropriate or customary for the employee's position and work location.

          3.8 SERVICE CREDIT. Propel shall cause its Affiliates to provide each Non-U.S. Propel Employee with full credit for service with Motorola and its Affiliates for all purposes (other than pension benefit accrual) under the Non-U.S. Propel Plans.

          3.9 PROPEL GUARANTY. Propel shall or shall take all action necessary to cause the applicable Propel Affiliates to fulfill the terms of this Agreement.

          3.10 ISRAELI NON-U.S. PROPEL EMPLOYEES. Notwithstanding anything in this Agreement to the contrary, Motorola and Propel acknowledge that the Propel Business in Israel is being separated from the Motorola business in Israel by means of a split transaction to be effected pursuant to Israeli law and a separate Split Agreement and the Propel Business in Israel will remain with Motorola Israel Limited (whose name will be changed following the Effective
Date)(herein referred to as "Propel Israel"). As a result, the Israeli Non-U.S. Propel Employees will remain employees of Propel Israel. Although no transfer of the Israeli Non-U.S. Propel Employees will take place, Propel agrees to cause Propel Israel to treat such Israeli Non-U.S. Propel Employees as Non-U.S. Propel Employees for purposes of this Article III.

IV.  ALL PROPEL EMPLOYEES

          4.1  RETENTION BONUS.

               (a) Appendix F-1, as attached hereto, sets forth the name of each Propel Employee who will be eligible for a retention bonus. The amount of such bonus for each such Propel Employee shall be agreed upon by Propel and Motorola, but shall not exceed U.S. $5,000,000 in the aggregate. Such amounts shall be paid by Propel, or any successor of Propel, if and only if the applicable individual is employed continuously by Propel, or any successor of Propel, from the Effective Date through the first anniversary of the Effective Date or the second anniversary of the Effective Date, as applicable, except in the event of death, involuntary termination due to disability, or termination without cause, as provided below. Motorola will reimburse Propel, or any successor of Propel, for the payment of this bonus less the tax-effected value of any compensation deduction, assuming the highest applicable tax rate, within 30 days following receipt by Motorola of an invoice from Propel, or any successor of Propel, showing the amounts paid. Provided that an individual listed on Appendix F-1 meets all of the criteria set forth in this Section 4.1, 50% of the bonus will become payable on the first anniversary of the Effective Date and the remaining 50% will become payable on the second anniversary of the Effective Date. In the event of a Propel Employee's death, involuntary termination due to disability, or termination without cause prior to the second anniversary of the Effective Date, the employee (or his estate, if applicable) shall be entitled to receive 100% of the applicable amount agreed upon by Propel and Motorola. Involuntary termination due to disability shall be as defined in Propel's disability benefits plan and/or its written human resources policies. Applicable payroll and other tax deductions will be made from all such bonus payments.

               (b) Appendix F-2, as attached hereto, sets forth the name of each Propel Employee with whom Motorola has entered into cash retention bonus agreements, copies of which have been provided to Propel. These retention bonus agreements will entitle such individuals to a cash retention bonus equal to their Motorola annual base salary as of the Effective Date, payable 50% within 30 days of the Effective Date and the remainder within 30 days of the first anniversary of the Effective Date, only if the applicable individual is employed by Motorola as of the Effective Date and continuously by Propel, or any successor of Propel, from the Effective Date through the first anniversary of the Effective Date, except in the event of death, involuntary termination due to disability, or termination without cause, as provided below. Propel hereby assumes the obligations of Motorola under these retention bonus agreements. Motorola will reimburse Propel, or any successor of Propel, for the payment of this bonus less the tax-effected value of any compensation deduction, assuming the highest applicable tax rate, within 30 days following receipt by Motorola of an invoice from Propel, or any successor of Propel, showing the amounts paid. In the event of a Propel Employee's death, involuntary termination due to disability, or termination without cause prior to the first anniversary of the Effective Date, the employee (or his estate, if applicable) shall be entitled to receive 100% of the applicable retention bonus as set forth in such retention bonus agreements. Involuntary termination due to disability shall be as defined in Propel's disability benefits plan and/or its written human resources policies. Applicable payroll and other tax deductions will be made from all such bonus payments.

          4.2  FOUNDER'S GRANTS, RESTRICTED STOCK GRANTS, OPTION CONVERSION.

               (a) FOUNDERS GRANTS. As of the Effective Date, all Propel Employees and Propel non-employee directors (other than directors who are employees of Motorola), will be awarded founders grant options to purchase shares of Propel common stock. The amount of such grants, valued at the initial public offering price, for each Propel Employee and Propel non-employee director shall be agreed upon by Propel and Motorola, but shall not exceed U.S. $104,500,000 in the aggregate. These stock options will vest over four years, with vesting on the anniversary of the grant as follows: 10% vest on the first anniversary; 20% vest on the second anniversary; 30% vest on the third anniversary; and 40% vest on the fourth anniversary. The exercise price per share of these stock options will be equal to the initial public offering price of shares of Propel common stock. The options will have a ten-year exercise period.

               (b)  RESTRICTED STOCK GRANTS.

                    (i) J. Michael Norris, Richard D. Haning and Robert S. Young participated in the Motorola, Inc. Elected Officers Supplementary Retirement Plan (the "SERP") which could, under certain circumstances, provide for benefits to those executives if they were to remain with Motorola or its Affiliates. As of the Effective Date, these executives will no longer be eligible to participate in the SERP. As of the Effective Date, Propel shall make a grant of restricted common stock of Propel to Messrs. Norris, Haning and Young in lieu of such individuals receiving benefits under the SERP and in full satisfaction of their rights under the SERP. The dollar amount of restricted stock, valued at the initial public offering price, to be issued is as follows: Mr. Norris - U.S. $4,588,874; Mr. Haning - U.S. $2,882,594;
          and Mr. Young - U.S. $2,233,602. Propel will guarantee a minimum dollar value per share of these restricted shares during the period commencing on the date such restricted shares vest and ending on the later to occur of (A) one year after the date of vesting or (B) one year after the date on which Motorola owns less than 50% of Propel's common stock (the "Stop-Loss Period"). The minimum dollar value per share shall be equal to 50% of the initial public offering price (the "Guaranteed Amount") and shall be payable to the applicable individual if and only if such individual sells all or any portion of his restricted shares during the Stop-Loss Period. Assuming that such sale occurs during the Stop-Loss Period for a per share amount less than the Guaranteed Amount, such individual shall be eligible to collect from Propel a per share amount equal to the difference between the per share sale price and the Guaranteed Amount, multiplied by the number of shares of vested restricted stock which such individual sold. Motorola will reimburse Propel for cash payments made under this "stop loss guarantee" in accordance with the foregoing terms. Mr. Norris' restricted stock will vest 50% six months after the Effective Date and 50% on his 55th birthday. Messrs. Haning and Young's restricted stock will vest 1/3 six months after the Effective Date, 1/3 eighteen months after the Effective Date and 1/3 thirty months after the Effective Date.

                    (ii) As of the Effective Date, Michael E. Babka, Michael Van Parys, Thomas P. Holden and Craig Thomson will receive special grants of Propel restricted stock valued at the initial public offering price in connection with their employment with Propel equal to the greater of one-half their current Motorola base salary or U.S. $100,000. Such grants will vest on the earlier of the fifth anniversary of the grant and the date the grantee reaches age 55 and will not be subject to the "stop-loss guarantee" described in clause (i), above.

                    (iii) As of the Effective Date, Craig Thomson will receive a special grant of shares of Propel restricted stock valued at the initial public offering price in connection with his employment with Propel in an amount equal to U.S. $1,000,000. Mr. Thomson's restricted stock will vest 1/3 six months after the Effective Date, 1/3 eighteen months after the Effective Date and 1/3 thirty months after the Effective Date and will not be subject to the "stop-loss guarantee" described in clause (i), above.

               (c)  OPTION CONVERSION.

                    (i) Propel Employees who hold unvested Motorola options as of the Effective Date will be granted shares of Propel restricted stock as of the Effective Date to compensate them for the possibility that their unvested Motorola options will expire prior to the time that they can be exercised or exchanged for Propel options. The number of shares of Propel restricted stock granted to each Propel Employee will be determined by taking the value of their unvested Motorola options as of the Effective Date and dividing that number by the initial public offering price of shares of Propel common stock. The value of the unvested Motorola options will be calculated using a Black-Scholes valuation methodology and based on the price of the Motorola common stock on the Effective Date, as agreed to by Motorola and Propel. These Propel restricted stock awards will be subject to the same vesting schedule and terms, other than the exercise price, as the unvested Motorola options that these awards are intended to replace.

                    (ii) Propel Employees will continue to hold their vested and unvested Motorola options after the Effective Date on the same terms and conditions under which they were held prior to the Effective Date; provided that at the time Motorola owns less than 50% of Propel's common stock (the "Exchange Date"), all Propel Employees holding vested Motorola options will have the right to elect to exchange their vested Motorola options for vested Propel options using the Financial Accounting Standards Board 90-9 Rule, such that the dollar value of each Propel Employee's vested Motorola options shall equal the dollar value of the substitute vested Propel options and the ratio of the exercise price per Propel option to the fair market value per Propel share shall equal the ratio of the exercise price per Motorola option to the fair market value per Motorola share. Accordingly, for each grant of unexercised vested Motorola options (A) the number of exchanged vested Propel options will be calculated by dividing the Fair Market Value (as defined below) of the Motorola common stock on the Exchange Date by the Fair Market Value of the Propel common stock on the Exchange Date and multiplying the resulting number by the number of Motorola options in such grant and (B) and the exercise price of the exchanged vested Propel options will be calculated by dividing the Fair Market Value of the Propel common stock on the Exchange Date by Fair Market Value of the Motorola common stock on the Exchange Date and multiplying the resulting number by the exercise price of the Motorola options being exchanged. Fair Market Value shall be equal to the average high and low price for the applicable common stock on the applicable date. Any unvested Motorola options held by Propel Employees at the Exchange Date will automatically expire. The terms and conditions of each substitute award will be the same as those of the replaced Motorola option, including, the time or times when, and the manner in which, each substitute Propel option will be exercisable, the duration of the exercise period, the permitted method of exercise, settlement and payment and the rules that will apply in the event of termination of employment of the employee. Any vested Motorola options held at the Exchange Date that are not exchanged for Propel options can continue to be exercised to acquire Motorola common stock for up to twelve months depending on the terms of the Motorola stock option plan they were granted under and in accordance with the terms of the original grant.

               (d) STOCK COMPENSATION LIMITS. Notwithstanding anything herein to the contrary, Propel shall not issue nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, performance shares, performance units or other similar rights to its employees and/or directors, which in the aggregate exceed more than 10% of the issued and outstanding shares of capital stock of Propel without Motorola's prior written consent until such time as Motorola owns less than 50% of Propel's common stock. Notwithstanding the foregoing, no more than 4.5% of the issued and outstanding shares of capital stock of Propel, on a fully diluted basis assuming exercise of all stock options and similar rights to capital stock of Propel, shall be issued to Propel Employees and Propel non-employee directors as of the Effective Date. Written consent pursuant to this Agreement shall not constitute written consent under any other agreements between Propel and Motorola.

          4.3 INCENTIVE PLANS. Immediately prior to the Effective Date, all Propel Employees who participate in the Motorola Incentive Plan of 1998, the Motorola Omnibus Incentive Plan of 2000, various pre-1998 stock option plans, and the Motorola, Inc. Elected Officers Supplementary Retirement Plan shall cease to participate in such plans. Motorola shall be liable for the payment of any benefits that may be payable under the terms of the Motorola Incentive Plan of 1998, the Motorola Omnibus Incentive Plan of 2000 and the various pre-1998 stock option plans to Propel Employees in accordance with the terms of those plans.

          4.4 MOT SHARE PLAN. Immediately prior to the Effective Date, all Propel Employees who participate in the Motorola Employee Stock Purchase Plan of 1999 (the "MOT Share Plan") shall cease to participate in and contribute to such plan; provided that prior to the Effective Date Motorola shall take any and all necessary action to allow the contributions of the Propel Employees made prior to the Effective Date and then held in their applicable MOT Share Plan account to be used to purchase shares of Motorola common stock in accordance with the following: If the Effective Date is within three months of the end of the current MOT Share Plan period, such purchase shall take place as of the end of the then applicable six month period under the MOT Share Plan and pursuant to the terms of such plan. If the Effective Date is not within three months of the end of the current MOT Share Plan period, such purchase shall take place as of the Effective Date as if the Effective Date was the last day of such period and pursuant to all the other terms of such plan; provided, that any deductions made from a Propel Employee's paycheck with respect to any period after the Effective Date shall be returned to the Propel Employee as promptly as practicable.

          4.5  INCENTIVE COMPENSATION PLANS.

               (a) As of the Effective Date, Propel shall establish an Incentive Compensation Plan in the form of the plan attached as Appendix E and retroactive to January 1, 2000, which shall be substantially similar to the Annual Incentive Plan ("AIP") administered by the Propel Business immediately prior to the Effective Date. If following the end of the 2000 plan year, Propel determines that an AIP bonus is payable to the Propel Employees pursuant to the terms of the AIP, Propel will pay a pro rata share of such AIP incentive bonus to employees whose employment on the Effective Date was with Motorola or its Affiliates with respect to the Propel Business, but who did not receive or accept offers to work for Propel, it being understood that determination of amounts payable, if any, under such programs and plans is in the sole discretion of Propel. Motorola will cooperate in recommending individual performance scoring for the Propel Employees to the extent necessary to allow determinations of amounts payable under the AIP.

               (b) If, following the end of the 2000 plan year, Motorola determines that a Motorola Executive Incentive Program (which program is being replaced by the Performance Excellence Equals Rewards Program ("MEIP")), Communications Enterprise Incentive Pay Plan ("IPP") or Corporate Incentive Pay Plan ("CIPP") incentive bonus is payable to participating employees pursuant to the terms of the MEIP, IPP or CIPP, Motorola will pay a pro rata share of the MEIP, IPP or CIPP incentive bonuses to Propel Employees who participated in those programs immediately prior to the Effective Date, it being understood that determination of amounts payable, if any, under such programs and plans is in the sole discretion of Motorola. Propel will cooperate in recommending individual performance scoring for the Propel Employees to the extent necessary to allow determinations of amounts payable under the MEIP, IPP or CIPP.

V.   MISCELLANEOUS

          5.1 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

          5.2 GOVERNING LAW . This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

          5.3 COOPERATION. Motorola and Propel agree to and to cause their Affiliates to cooperate and use reasonable efforts to (i) comply with all requirements of this Agreement, ERISA, the Code and other applicable law and regulations which may be applicable to the matters addressed herein, and (ii) to promptly provide each other with such information reasonably requested by the other party to assist the other party in administering its employee benefit plans and complying with applicable law and regulations and the terms of this Agreement.

          5.4 NO ASSUMPTION OF MOTOROLA EMPLOYEE BENEFIT PLANS. Except as set forth herein, the Parties agree that Propel does not and shall not assume the sponsorship of, or the responsibility for contributions to, or any liability in connection with any employee benefit plan (as defined in Section 3(3) of ERISA) directly maintained by Motorola, its successors and its Affiliates. In addition, with respect to U.S. Propel Employees, the parties agree that Motorola shall offer and be liable for any continuation health coverage (including any penalties, excise taxes or interest resulting from the failure to provide continuation coverage) required by Section 4980B of the Code due to qualifying events which occur on or before the Effective Date. Notwithstanding the foregoing or anything herein to the contrary, to the extent that Motorola or Propel holds a controlling interest in an Affiliate that maintains an employee benefit plan (as defined above) separate and apart from the Motorola or Propel plans, and such Affiliate becomes an Affiliate of Propel as a result of the separation of Propel from Motorola, the plans of such Affiliate shall become the responsibility of such Affiliate and no division or split-up of such plan will occur as a result of the separation of Propel from Motorola.

          5.5 THIRD PARTY BENEFICIARIES. This Agreement shall not confer third-party beneficiary rights upon any Propel Employee or any other person or entity. Nothing in this Agreement shall be construed as giving to any Propel Employee or other person any legal or equitable right against Motorola or Propel. This Agreement shall not constitute a contract of employment and will not give any Propel Employee a right to be retained in the employ of the employers.

          5.6 BENEFIT PLAN EXPENSES. Each party shall bear all costs and expenses, including but not limited to legal and actuarial fees incurred in the design, drafting and implementation of its plans and compensation structures and the amendment of its existing plans or compensation structures.

          5.7 EMPLOYMENT RECORDS. The parties agree that on or within a reasonable time period after the Effective Date, Motorola or its Affiliates, as applicable, shall provide to Propel or its Affiliates, as applicable, all employment records for the U.S. Propel Employees and the Non-U.S. Propel Employees required to be kept under applicable law or necessary for the conduct of the Propel Business, provided (a) that such records shall not include any records to the extent such a transfer would violate applicable law or cause Motorola or its Affiliates, as applicable, to break any agreement with a third party, and (b) that such records are in the possession of the Motorola or its Affiliates, as applicable. Motorola and/or the Motorola Affiliates may keep copies of such records. After the Effective Date, as may be necessary for any business purpose of Motorola or its Affiliates or to permit Motorola or its Affiliates to respond to any government inquiry or audit, defend any claim or lawsuit or administer any MIN C employee benefit plan, Propel will or will cause the applicable Propel Affiliate to allow the Motorola or its Affiliates, as applicable, reasonable access to and, if requested, copies of any records relating to such employees.

          5.8 FREEZE ON MOVEMENT. Unless Propel and Motorola otherwise mutually agree in writing, for the period beginning on the Effective Date and ending on the second anniversary thereof, neither Propel nor Motorola will, nor will they permit their applicable subsidiaries and Affiliates to, employ any employee of the other or of the other's subsidiaries or Affiliates.

          5.9 INDEPENDENT CONTRACTORS. On the Effective Date, Motorola shall use its reasonable efforts to cause all contracts or agreements with the transferred independent contractors listed on Appendix G to be transferred or assigned to Propel or its Affiliates, as applicable. The Parties hereto agree to use their reasonable efforts to cause any contracts with transferred independent contractors that cannot be assigned and that do not transfer (for any reason) by operation of law to be novated to Propel or its Affiliates, as applicable effective as of the Effective Date.

          5.10 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

          if to Motorola:

                    Motorola, Inc.
                    1303 East Algonquin Road
                    Schaumburg, Illinois 60196
                    Attention: General Counsel
                    Telecopy:  (847) 576-3628

          with a copy to:

                    Motorola, Inc.
                    1303 East Algonquin Road
                    Schaumburg, Illinois 60196
                    Attention: Chief Financial Officer and Chief Accounting
                               Officer

                    Telecopy:  (847) 576-4768

                    and, if delivered pursuant to SECTION 4, with a copy to:

                    Motorola, Inc.
                    1303 East Algonquin Road
                    Schaumburg, Illinois 60196
                    Attention: Senior Vice President, Director of Worldwide Tax,
                               Corporate Finance
                    Telecopy:  (847) 576-0903

          if to Propel or its subsidiaries:

                    Propel, Inc.
                    425 North Martingale Road
                    18th Floor
                    Schaumburg, Illinois 60173
                    Attention: General Counsel
                    Telecopy: (847) 435-3916

                    with a copy to:

                    Propel, Inc.
                    425 North Martingale Road
                    18th Floor
                    Schaumburg, Illinois 60173
                    Attention: Chief Financial Officer
                    Telecopy: (847) 435-3916

          or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the day at the place such notice or communication is received if confirmed by return facsimile. Any notice or communication sent by air courier shall be deemed effective on the day at the place at which such notice or communication is received if delivery is confirmed by the air courier. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth Business Day at the place from which such notice or communication was mailed following the day on which such notice or communication was mailed.

          5.11 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their legal Representatives and successors and each Affiliate of the parties hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.


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

          5.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

          5.13 ASSIGNMENT. This Agreement may not be assigned by any party hereto; provided, however, that Motorola may assign this Agreement in connection with the sale of all or substantially all of its assets.

          5.14 AMICABLE RESOLUTION.

               (a) Motorola and Propel mutually desire that friendly collaboration will develop between them. Accordingly, they will try to resolve in an amicable manner all disagreements and misunderstandings connected with their respective rights and obligations under this Agreement, including any amendments thereto. In furtherance thereof, in the event of any dispute or disagreement between Motorola and Propel as to the interpretation of any provision of this Agreement executed in connection herewith (or the performance of obligations hereunder or thereunder), the matter, upon written request of either party, will be referred for resolution to a steering committee established pursuant to the Separation Agreement (the "Steering Committee"). The Steering Committee will have two members, one of which will be appointed by Motorola and one of which will be appointed by Propel The initial members of the Steering Committee will be the individuals named on Schedule 5.7 of the Separation Agreement. Each of Motorola and Propel will use its good faith reasonable efforts to avoid replacing the initial members of the Steering Committee with another of their Representatives for the first year after the Effective Date. Thereafter, Motorola and Propel will, to the extent practicable, honor the other's reasonable objections to any replacements of Steering Committee members. While any person is serving as a member of the Steering Committee, such person may not designate any substitute or proxy for purposes of attending or voting at a Steering Committee meeting. The Steering Committee will make every good faith effort to promptly resolve all disputes or disagreements referred to it. Upon a unanimous vote, Steering Committee decisions will be binding on Motorola and on Propel. If the Steering Committee does not agree to a resolution of the dispute or disagreement within 90 days after the reference of the matter to it, each of Motorola and Propel will be free to exercise the remedies available to it under applicable law, subject to Section 5.15. Notwithstanding anything to the contrary in this Section 5.14, no amendment to the terms of this Agreement will be effected except in writing signed by an authorized officer of both parties. The Steering Committee will be self-regulating.

               (b) Between the Effective Date and the first anniversary of the Effective Date the Steering Committee will hold meetings every six weeks on dates established at the organizational meeting of the Steering Committee, which will be held as promptly as practicable after the Effective Date. Such meeting dates may be rescheduled by the Steering Committee if it becomes reasonably impracticable to hold such a meeting. After the first anniversary of the Effective Date, the Steering Committee will hold regularly scheduled meetings as determined by the Steering Committee.

          5.15 MEDIATION AND ALTERNATE DISPUTE RESOLUTION.

               (a) To the extent that any misunderstanding or dispute with respect to one or more of the terms of this Agreement ("Dispute") cannot be resolved in a friendly manner as set forth in Section 5.14, the parties intend that such Dispute be resolved by an alternative dispute resolution process ("ADR"), which shall require the escalation of any Dispute, first, to the level of one senior executive of each of Motorola and Propel (the "Senior Officers") and then to the head of Motorola's Communications Enterprise (or its successor) and the CEO of Propel in an attempt to resolve any such Dispute by negotiation. If the Senior Officers and/or the head of Motorola's Communications Enterprise and the Propel CEO are unable to resolve the Dispute within ten days after the matter is referred to them, either Motorola or Propel may demand mediation of the Dispute by written notice to the other. The two parties shall select a mediator within ten days after the demand and neither of the parties may unreasonably withhold consent to the selection of the mediator and both parties shall share the cost of mediation equally. The parties may agree to replace mediation with some other form of non-binding ADR such as neutral fact finding or mini-trial. Nothing in this paragraph shall prevent either Motorola or Propel from commencing formal litigation proceedings if (i) good faith efforts to resolve the Dispute under these procedures have been unsuccessful, or (ii) any delay resulting from efforts to mediate such dispute could result in serious and irreparable injury to either Motorola or Propel. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party.

               (b) Each of Motorola and Propel will bear its costs of mediation or ADR, but both parties shall share the costs of the mediation or ADR equally.

          5.16 JURISDICTION. In the event a Dispute under this Agreement is to be submitted to judicial proceedings, each of Motorola and Propel consents to the exclusive jurisdiction of the federal or state courts of Illinois for any such legal action, suit or proceeding and agrees that any such action, suit, or proceeding may be brought only in such courts. Each of Motorola and Propel further waives any objection to the laying of venue for any suit, action or proceeding in such courts. Each party also waives its rights to a trial by jury. Each party agrees to accept and acknowledge service of any and all process that may be served in any suit, action or proceeding. Each party agrees that any service of process upon it mailed by registered or certified mail, return receipt requested to such party at the address provided in Section 5.10 above will be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. Each party agrees to waive any right it might have to a trial by jury in any such suit, action or proceeding.

          5.17 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

          5.18 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. Subject to Section 5.14, all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          5.19 AMENDMENT. No changes, amendment or waiver will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to this Agreement. Propel may not amend the terms of any arrangement for which Motorola has agreed to reimburse Propel or any of its Affiliates without Motorola's prior written consent.

          5.20 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

          5.21 INTERPRETATION. The headings contained in this Agreement, in any Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section or a Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated. The Schedules attached hereto or referred to herein are an integral part of this Agreement and are hereby incorporated into this Agreement and made a part hereof as if set forth in full herein. After the Effective Date, the Propel Business shall be deemed to be the business of Propel and the Propel Affiliates and all references made herein to Propel as a party which operate as of a time following the Effective Date, shall be deemed to refer to Propel and the Propel Affiliates as a single party.



                                      * * *

                                            MOTOROLA, INC.

                                            By:_______________________

                                            Its:_______________________



                                            PROPEL, INC.

                                            By:_______________________

                                            Its:_______________________

                                  APPENDIX A-1

                              U.S. PROPEL EMPLOYEES


     Babka, Michael E.          Haleem, Ahmad Y.                   Pratt, Marion K.
     Barona, Jesus J.           Haning, Richard D.                 Quinlan, Denis J.
     Barry, Carol O.            Hoets, Hendrik P.                  Ramos, Maribel
     Bartell, Don G.            Holden, Thomas P.                  Reyes, Ana C.
     Beneda, James S.           Honigschmidt, Shelly A.            Rojas, Peter J.
     Borges, Suny               Hrynewycz, Sonia                   Sebastian, Carol
     Burmeister, Deborah J.     Ide, James F.                      Shabib, Mohammad A.
     Calmes, Jere C.            Kallianis, Peter                   Smilie, William
     Carr, Mary Jo              Kearns, Margaret                   Stoner, Jennifer
     Cockrell, Richard          Larrea, Wilma T.                   Traversa, Halyna M.
     Combetto, Jorge            Lin, Lynn                          Van Parys, Mike
     Cooley, Sandra M.          McGurn, Maureen                    Washington, Christina
     Dagher, Michael S.         Meek, Brian K.                     Weston, Mark M.
     Davis, Carolyn             Miller, Mary Ann                   Wiley, Kevin J.
     Deeb, Ossama M.            Minkus, Loren S.                   Worman, Jonathan P.
     Ford, Mary Ellen           Norris, J. Michael                 Wyman, Scott
     Gaceta, Melvin A.          Pelaez, Patricia                   Young, Robert S.
     Gould, Michael P.
     Dorn, Mark
     Raja, Adnan

     ON PERSONAL LEAVE:  Pistorio, Tammy

                                  APPENDIX A-2

                         U.S. PROPEL INACTIVE EMPLOYEES

     None.

                                  APPENDIX A-3

                            NON-U.S. PROPEL EMPLOYEES


     HONG KONG:                                          ISRAEL:
     Djoko, Sumi                                         Arviv, Herzl
     Lau, Coty                                           Armon, Eran
     Tong, Ada                                           Ben-Yaakov, Tal
     Wang, Michael                                       Hazan, Shmuel
                                                         Cohen, Izhak
     IRELAND:                                            Fainblum, Jasmin
     Kearney, Paul                                       Harari, Shackar
                                                         Karilker, Orna
     MEXICO:                                             Kashi, Ephriem
                                                         Kanavek, Sara
     Manon, Patricia                                     Kilkar, Michael
                                                         Layani, Yehiel
     UNITED KINGDOM:                                     Landsman, Tzahi
                                                         Levi, Ran
     Akhtar, Sarah                                       Lugaci, Moshe
     Balzan, John                                        Nagar, Moshe
     Bennett, Phillippa                                  Nepommiashy, Alexander
     Firth, Barry                                        Porat, Amir
     Khaliq, Zouhair                                     Pridan, Yuval
     Paulin, Mario                                       Revah, Moris
     Terry, Sarah                                        Rosenzwaig, Leonid
     Thomson, Craig                                      Shor, Shlomo
     Whiston, Carol                                      Tal, Ronen
                                                         Zahavi, Ilan
                                                         Aharoni, Erez
                                                         Nir, Haim

     ON PERSONAL LEAVE:

     Whittingham, Karen (UK)

     APPENDIX B-1
                    U.S. EMPLOYEE BENEFIT PLANS AND PROGRAMS:

Propel 401(k) Savings Plan
Medical Plan
Dental Plan
Life Insurance Plan
Supplemental Life Insurance Plan
Long-Term Disability Plan
Short-Term Disability Plan
Health Care Reimbursement Plan
Dependent Care Plan
Nonqualified Excess Benefit Plan
Retention Bonus Program
Incentive Compensation Plan
Severance Plan
Flex Fund Program
Paid Vacation Days
Paid Personal Days
Paid Holidays

                                  APPENDIX B-2

     NON-US TERMS AND CONDITIONS OF EMPLOYMENT AND EMPLOYEE BENEFIT PLANS

TERMS AND CONDITIONS OF EMPLOYMENT:

HONG KONG:

EMPLOYMENT, BONUS, INCENTIVE, TRANSPORTATION, SEVERANCE OR OTHER AGREEMENTS:

Form Employment Contracts
     A.   Grade E-10 or above
     B.   Grade E-04 to E-09
     C.   Contract for Sales Personnel
     D.   Individual Contract for Overseas Hiring

BENEFITS PROVIDED TO BUSINESS EMPLOYEES:

1.   Staff Handbook
     A.   Human Resources Policies & Procedures
          1.   Employment
               a.   Employment
               b.   Personal Details
               c.   Hours of Work
               d.   Punctuality & Attendance
               e.   Probationary Period
               f.   Performance Management
               g.   Internal Opportunity System
               h.   Referral Bonus
               i.   Termination of Employment
          2.   Compensation
               a.   Compensation Philosophy & Administration
               b.   Payment of Salaries
               c.   Cash/Housing Allowance
               d.   Year-end Bonus
               e.   Performance Bonus
               f.   Shift Premium
               g.   Overtime Payment
          3.   Benefits
               a.   Holidays
               b.   Leaves
               c.   Provident Fund Scheme
               d.   Group Life Insurance
               e.   Group Medical Insurance
               f.   Employees' Compensation Insurance
               g.   Business Travel Accident Insurance

               h.   Holiday Allowance
               i.   Subsidized Medical Check-up
          4.   Training & Development
               a.   Key Objectives
               b.   5-Day Training Policy
               c.   Training Opportunities
               d.   Individual Performance & Training Planner
     B.   Communication
          1.   Direct Dealing Policy
          2.   Communication Programs
               a.   Mass Communication Meetings
               b.   General Manager Dialogue
               c.   Human Resources Director/Manager Dialogue
               d.   Other Communication Programs
          3.   Speak-out Program
          4.   Motorola East
          5.   Notice Boards
          6.   Grievance Procedures ("Open Door" Policy)
     C.   Employee Services & Facilities
          1.   Cafeteria
          2.   Recreational Activities
          3.   Health Services
     D.   Award & Recognition Programs
          1.   Service Awards
          2.   Small Wins Recognition Program
          3.   Shark's Fin Soup
          4.   Patent Awards
     E.   Rules & Regulations
          1.   Code of Conduct
          2.   Disciplinary Procedures
     F.   Confidential Information
     G.   Security & Safety
          1.   Employee Badge
          2.   Access Card
          3.   Material Pass
          4.   Company and Non-company Property Pass
          5.   Bag Check
          6.   Photo-taking
          7.   Sign-in Visitor
          8.   Reporting
          9.   Parking Facility
          10.  Security Corners/Notice Boards
          11.  Safety Programs
          12.  Typhoon/Black Rainstorm Warning Signal Arrangement

2.   Employee staff handbook specifying working conditions

     A.   Application of the Employment Ordinance
     B.   Contract of Employment
     C.   Termination of Contracts of Employment
     D.   Employment Protection
     E.   Wages
     F.   Rest days
     G.   Holidays with Pay
     H.   Paid Annual Leave
     I.   Sickness Allowance
     J.   Maternity Protection
     K.   End of Year Payment
     L.   Severance Payment
     M.   Long Service Payment
     N.   Wages and Employment Records

3.   Human Resources Policy
     A.   Recruitment
     B.   Employee Referral Program
     C.   Internal Opportunity System
     D.   New Employee Orientation
     E.   Transfer
     F.   Employee Badge
     G.   Personnel Record
     H.   Probation Employment Period
     I.   Attendance Record  (time sheet)
     J.   Typhoon and Black Rain Storm Warning
     K.   Year-End Bonus
     L    Overtime
     M.   Shift Premium
     N.   Medical Insurance
     O.   Provident Fund Scheme
     P.   Group Life Insurance
     Q.   Business Travel Accident Insurance
     R.   Health Subsidy
     S.   Retirement
     T.   Tax Effective Plan
     U.   Company Holidays
     V.   Annual Leave
     W.   Sick Leave
     X.   Marriage Leave
     Y.   Maternity Leave
     Z.   Compassionate/Jury Leave
     AA.  Paternity Leave
     BB.  Training and Development Sponsorship Policy
     CC.  Company Sponsored Professional Examination
     DD.  Company Sponsored Professional Bodies

     EE.  Membership
     FF.  Internal Instructor Allowance
     GG.  Employee Recreation
     HH.  Food Committee
     II.  Company Publications
     JJ.  General Manager/Site Manager/Human Resources Manager Dialogue
     KK.  Mass Communication Meeting
     LL.  Shift Committees
     MM.  "Speak Out"
     NN.  Daily Briefing Sessions
     OO.  Floral/Gift Offering
     PP.  Equal Employment Opportunity
     QQ.  Small Wins
     RR.  Departmental Celebration Fund
     SS.  Photo/Video taking
     TT.  SHC Car Parking
     UU.  Rules of Conduct
     VV.  Disciplinary Procedures
     WW.  Tardiness
     XX.  Termination of Employment
     YY.  Performance Improvement Plan (PIP)
4.   Summary of Benefits
5.   Summary of HR policies, benefits, and compensation programs and plans
6. Motorola Hong Kong Provident Fund Scheme-Sample Balanced Investment Fund, Asian Fund, & Deposit Fund
7. American International Assurance Company Limited Group Life Policy, with endorsements.
8. American International Assurance Company Limited Group Hospital & Surgical Policy, with endorsements.
9 . American International Assurance Co., Evacuation and Repatriation Benefit (5/18/98)
10.  Travel Insurance Policy
11.  Company Automobile Policy (2/1/99)
12.  On-the-Spot Recognition Program 1999 (3/15/99)

IRELAND:

BENEFITS PROVIDED TO BUSINESS EMPLOYEES

1.   Motorola Retirement & Death Benefit Plan
2.   Motorola Medical Aid Scheme
3.   Irish Life Disability and Life Insurance
4.   Holiday Bonus

ISRAEL:

EMPLOYMENT, BONUS, INCENTIVE, TRANSPORTATION, SEVERANCE OR OTHER AGREEMENTS:

1.   A sample of a contract for an MIL Employee (Hebrew)
2.   A sample of a job offer, global and overtime (Hebrew)

BENEFITS PROVIDED TO BUSINESS EMPLOYEES:

1.   A booklet containing Motorola Israel's "Working Constitution" (Hebrew)
2.   Benefits Eligibility for Each of the Company's E-Grade (Hebrew)
3.   Summary of Benefits
4.   1998 Compensation Package and Benefits Package
5.   Sample Pension Contract (Hebrew)
6.   Provident Fund
7.   Medical Plan
8.   Disability Plan
9.   Life Insurance Plan

UNITED KINGDOM:

EMPLOYMENT, BONUS, INCENTIVE, TRANSPORTATION SEVERANCE OR OTHER AGREEMENTS:

Form of Statement of Terms and Conditions of Employment - UK, revised 4/17/98

BENEFITS PROVIDED TO BUSINESS EMPLOYEES:

1.   UK Benefit Plan, for membership from April 6, 1997
2.   UK Money Purchase Plan, for membership from April 6, 1997
3.   Motorola Healthcare Plan
4. American Life Insurance Company (AIG Life), Group Policy No. 300A0130, dated August 16, 1996
5.   Group Life Terms and Conditions (AIG Life), effective April 1, 1996
6. Delaware American Life Insurance Company, for Motorola UK, Group Policy No. 3217, effective date May 1, 1997
7. Motorola Limited Group Long Term Disability Insurance Policy, GS/277309, issued by UNUM Limited on November 25, 1998, effective January 1, 1998
8. Statement of Terms and Conditions of Employment (Hours of work and shift premium, salary payment, overtime, holidays, termination of employment, absence, medical examination, corrective action procedure, grievance procedure, business travel, standards of business conduct, M.I.S. Guidelines, patent and right to search)
9.   Human Resources Policy
     A.   Pregnancy Policy
     B.   Payment of Professional Fees.
     C.   Service Recognition
     D.   Employment of Related Employees
     E.   Smoking Policy
     F.   Internal Recruitment

     G.   Shift Pattern
     H.   Training Policy
     I.   Payment of  Overtime
     J.   Grievance Policy
     K.   Annual Holiday Review
     L.   Maternity Policy
     M.   Employee Introduction Bonus
     N.   Employee Termination
     O.   Salary Reviews
     P.   Absence Management
     Q.   Recognition Policy
     R.   Educational Assistance
     S.   Stage Down of Shift Premium
     T.   Disciplinary Rules and Procedures
     U.   Performance Appraisal
     V.   Employee Privacy/File Security
     W.   Temporary Shift Work
     X.   International Relocation
     Y.   Salary Planning Process
     Z.   Compensation for Travel Out With Normal Working Hours
     AA.  Annual Merit Review
     BB.  Equal Opportunity Employment
     CC.  Status Change Procedure
     DD.  Leave of Absence Policy
     EE.  Performance Improvement Policy
     FF.  Employment Agencies and Consultants
10. UNUM Group Long Term Disability Insurance Policy No. GS/277309 dated November 25, 1998
11.  Delaware American Life Insurance Co. Group Policy No. 3217, effective
     May 1, 1997
12.  AIG Life Group Terms and Conditions with Amendments to Policy No. 300A0130
13.  American Life Insurance Company (AIG Life) Group Policy No. 300A0130
     Group Life Insurance
14.  Motorola Benefits Plans ("Your Motorola Pension Choices"), Sept. 1997
15.  UK Benefit Plan for membership from April 6, 1997
16.  Additional Voluntary Contributions (AVCs) Plan
17.  Motorola UK Benefit Plan Enrolment Form
18.  Healthcare Plan
19.  Motorola UK Dental Plan
20.  Money Purchase Plan
21.  UK Additional Voluntary Contribution Plan
22.  Holiday Bonus

                             EMPLOYEE BENEFIT PLANS:

HONG KONG:

Motorola Hong Kong Provident Fund Scheme
Group Hospital & Surgical Policy No. GHS-25724
Group Life Insurance
Health Subsidy
Business Travel Accident Insurance
Employees' Compensation Insurance
Tax Effective Plan

IRELAND:

Motorola Retirement & Death Benefit Plan
Motorola Medical Aid Scheme
Irish Life Disability and Life Insurance

ISRAEL:

Retirement Provident Fund
Medical Plan/Dental Plan
Disability Plan
Life Insurance Plan
Pension Plan/Severance Plan
Education Plan

MATERIAL EMPLOYEE BENEFIT PLANS IN UNITED KINGDOM

UK Pension/Benefit Plan
UK Money Purchase Plan
UK Additional Voluntary Contribution Plan
Motorola Healthcare Plan
Group Life/Total Disability
Group Long-Term Disability Insurance
Motorola UK Dental Plan

     APPENDIX C
     SEVERANCE PLAN

                              U.S. PROPEL EMPLOYEES

     Each U.S. Propel Employee shall be entitled to separation pay equal to one week of pay for every year of such employee's combined service with Motorola, Propel and their respective Affiliates, with a minimum of one month of pay. Separation pay shall be prorated for completed calendar months of service based on the service club date (combined total Motorola and Propel service). Under certain circumstances Propel and its Affiliates may elect to provide more generous severance pay, with the written approval of the corporate director of human resources.

                            NON-U.S. PROPEL EMPLOYEES


UNITED KINGDOM:  1 month for every year of service, calculated using basic pay plus holiday bonus only and subject to a maximum payout of 24 months (including any pay in lieu of notice).

IRELAND:       6 weeks of salary for each year of service. Maximum severance payment is equivalent to 2 years gross salary inclusive of any statutory entitlement.

ISRAEL: Based on age and years of service according to the attached table.

HONG KONG:     Separation payment at 1 month of wages per year of service, prorated for incomplete years; subject to a cap of 30 months of wages or projected earnings to normal retirement age, whichever is less; notice payment or payment in lieu; provident fund employer entitlements (I.E., no off-setting); annual leave encashment and year-end bonus are payable in compliance with employment ordinance; one year waiting period for rehire; the package applies to any length of service.

                                   APPENDIX D
              PROPEL EMPLOYEES ENTITLED TO RETIREE MEDICAL COVERAGE
                  (PURSUANT TO SECTION 2.12 OF THE AGREEMENT):

APPENDIX D-1 (PURSUANT TO SECTION 2.12(a)):


FULL NAME
Babka, Michael E.
Minkus, Loren S.
Norris, J. Michael

APPENDIX D-2 (PURSUANT TO SECTION 2.12(b)):

FULL NAME
Haning, Richard D.
Ford, Mary Ellen
Holden, Thomas P.
Shabib, Mohammad A.
Young, Robert S.
Traversa, Halyna M.

APPENDIX D-3 (PURSUANT TO SECTION 2.12(c)):

FULL NAME
Larrea, Wilma T.
Van Parys, Mike
Burmeister, Deborah
Cooley, Sandra M.
Bartell, Don G.
Wyman, Scott
Hoets, Hendrik P.
Smilie, William
Sebastian, Carol
Hyrnewycz, Sonia
Beneda, James S.
Pratt, Marion K.
Carr, Mary Jo
Meek, Brian K.

                                   APPENDIX E
                           INCENTIVE COMPENSATION PLAN

                                  See attached.

                                 APPENDIX F - 1
                                RETENTION BONUSES
(PURSUANT TO SECTION 4.1(a) OF THE AGREEMENT)
Babka, Michael E.
Holden, Thomas P.
Thomson, Craig
Beneda, James S.
Dagher, Michael S.
Deeb, Ossama M.
Haleem, Ahmad Y.
Ide, James F.
Meek, Brian K.
Paulin, Mario
Van Parys, Mike
Weston, Mark M.
Wiley, Kevin J.
Whittingham, Karen
Balzan, John
Barona, Jesus J.
Barry, Carl O.
Bartell, Don G.
Bennett, Phillipa
Borges, Suny
Burmeister, Deborah, J.
Calmes, Jere C.
Cockrell, Richard
Combetto, Jorge
Davis, Carolyn
Ford, Mary Ellen
Gaceta, Melvin A.
Galbavy, Mary
Hoets, Hendrik P.
Kearney, Paul
Khaliq, Zouhair
Lin, Lynn
Manon, Patricia
Dorn, Mark
Raja, Adnan
Kallianis, Peter

                                RETENTION BONUSES
     (PURSUANT TO SECTION 4.1(a) OF THE AGREEMENT)

Minkus, Loren S.
Quinlan, Denis J.
Rojas, Peter J.
Shabib, Mohammad A.
Smilie, William
Traversa, Halyna M.
Worman, Jonathan P.
Wyman, Scott
Cooley, Sandra M.
Firth, Barry
Gould, Michael P.
Honigschmidt, Shelley A.
Pelaez, Patricia
Pratt, Marion K.
Ramos, Maribel
Stoner, Jennifer L.
Washington, Christina
Akhtar, Sarah
Carr, Mary Jo
Hyrnewycz, Sonia
Kearns, Margaret
Larrea, Wilma T.
McGurn, Maureen
Miller, Mary Ann
Pistorio, Tammy
Reyes, Ana C.
Sebastian, Carol
Terry, Sarah
Whiston, Carol

     APPENDIX F - 2
                                RETENTION BONUSES
                  (PURSUANT TO SECTION 4.1(b) OF THE AGREEMENT)

Babka, Michael E.
Barona, Jesus J.
Holden, Thomas P.
Norris, J. Michael
Thomson, Craig
Wiley, Kevin J.
Young, Robert S.

                                   APPENDIX G
                      (TRANSFERRED INDEPENDENT CONTRACTORS)